AVSOLUTIONS, INC.
                               Aviation Solutions



                                                                  March 25, 1999


Atlas Air
538 Commons Drive
Golden, Colorado  80401


          Re: PRELIMINARY PROSPECTUS SUPPLEMENT, DATED MARCH 25, 1999, TO THE PROSPECTUS DATED FEBRUARY 16, 1999, INCLUDED IN REGISTRATION STATEMENT NO. 333-71833 OF ATLAS AIR, INC.


Ladies and Gentlemen:

     We hereby consent to the use in the above-captioned Preliminary Prospectus Supplement of the report prepared by us with respect to the Aircraft referred to therein, to the summary of such report in the text of such Preliminary Prospectus Supplement and to the references to our name in such Preliminary Prospectus Supplement. We also consent to such use, summary and references in any Final Prospectus Supplement relating to the offering described in such Preliminary Prospectus Supplement, to the extent such use, summary and references are unchanged.

                                       Sincerely,

                                       AvSOLUTIONS, Inc.



                                       By: /s/ Bryant Lynch
                                           -----------------------------
                                           Name:  Bryant Lynch
                                           Title: Manager, Commercial Appraisals